RESIGNATION OF
THE FIRST NATIONAL BANK OF CHICAGO
as Trustee and Paying Agent  (Chicago)
AND RESIGNATION OF
FIRST CHICAGO TRUST COMPANY OF NEW YORK
as Paying Agent  (New York)

AND APPOINTMENT OF
CITIBANK, N.A.
as Successor Trustee
and Paying Agent  (New York)

AND APPOINTMENT OF
LaSALLE NATIONAL BANK

as Successor Paying Agent
(Chicago)


UNDER THE INDENTURE, as supplemented

(Dated May 1, 1987)

OF

CATERPILLAR INC.



Dated October 1, 1991


     This instrument, dated as of October 1, 1991, made and executed by CATERPILLAR INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware and having its principal office in Peoria, Illinois (hereinafter sometimes called the "Company"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association incorporated and existing under and by virtue of the laws of the United States of America and having its principal office in Chicago, Illinois, FIRST CHICAGO TRUST COMPANY OF NEW YORK, a trust company incorporated and existing under and by virtue of the laws of New York and having its principal office in New York, New York, CITIBANK, N.A., a national banking association incorporated and existing under and by virtue of the laws of the United States of America and having its principal office in New York, New York, and LaSALLE NATIONAL BANK, a national banking association incorporated and existing under and by virtue of the laws of the United States of America and having its principal office in Chicago, Illinois.

     WITNESSETH:
     (1) THE FIRST NATIONAL BANK OF CHICAGO hereby resigns and surrenders all of the rights, powers, trusts and duties now or heretofore vested in it as the Trustee under that certain indenture dated May 1, 1987, between CATERPILLAR INC. and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee, which has been supplemented by one supplemental indenture dated June 1, 1989 (as supplemented, the "Indenture"); THE FIRST NATIONAL BANK OF CHICAGO and FIRST CHICAGO TRUST COMPANY OF NEW YORK each hereby resigns and surrenders all of the rights, powers, trusts and duties now or heretofore vested in it as the Company's agency where securities issued under the Indenture may be presented or surrendered for payment, where such securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of such securities and the Indenture may be served (such agency is referred to as the "Paying Agent") in the City of Chicago and in the Borough of Manhattan, City of New York, respectively.

     (2) CATERPILLAR INC. hereby accepts the resignation of THE FIRST NATIONAL BANK OF CHICAGO as Trustee and Paying Agent and the resignation of FIRST CHICAGO TRUST COMPANY OF NEW YORK as Paying Agent and the surrender of their rights, powers, trusts and duties under the Indenture.

     (3) CATERPILLAR INC., acting under and pursuant to the authority conferred upon it by said Indenture and, having ascertained that CITIBANK, N.A., is duly qualified for appointment as such Trustee, hereby appoints CITIBANK, N.A., as the successor Trustee and as the successor Paying Agent in the Borough of Manhattan, City of New York, under the Indenture, and invests CITIBANK, N.A., with all of the rights, powers, trusts and duties which were vested in THE FIRST NATIONAL BANK OF CHICAGO as Trustee and FIRST CHICAGO TRUST COMPANY OF NEW YORK as Paying Agent in the Borough of Manhattan, City of New York, under the Indenture before their resignations.

     (4) CITIBANK, N.A., hereby accepts its appointment by CATERPILLAR INC. as successor Trustee and as successor Paying Agent in the Borough of Manhattan, City of New York, under the Indenture and the rights, powers, trusts and duties thereby conferred, confirms that it is duly qualified for appointment as such Trustee, and promises to execute the trusts and duties created by and defined in the Indenture, all in accordance with the terms, conditions and provisions of the Indenture.

     (5) CATERPILLAR INC., acting under and pursuant to the authority conferred upon it by said Indenture, hereby appoints LaSALLE NATIONAL BANK as successor Paying Agent in the City of Chicago, under the Indenture, and invests LaSALLE NATIONAL BANK, with all of the rights, powers, trusts and duties which were vested in THE FIRST NATIONAL BANK OF CHICAGO as Paying Agent in the City of Chicago under the Indenture before its resignation.

     (6) LaSALLE NATIONAL BANK hereby accepts its appointment by CATERPILLAR INC. as successor Paying Agent in the City of Chicago under the Indenture and the rights, powers, trusts and duties thereby conferred, and promises to execute the trusts and duties created by and defined in the Indenture, all in accordance with the terms, conditions and provisions of the Indenture.

     (7) THE FIRST NATIONAL BANK OF CHICAGO and FIRST CHICAGO TRUST COMPANY OF NEW YORK, acting at the request of CATERPILLAR INC. and under and pursuant to the power conferred and the duties imposed by the Indenture, hereby duly assign, transfer and deliver unto CITIBANK, N.A., as successor Trustee and as successor Paying Agent in the Borough of Manhattan, City of New York, under the Indenture, all property (including all debt securities held for satisfaction of sinking fund payments) and money held by THE FIRST NATIONAL BANK OF CHICAGO and FIRST CHICAGO TRUST COMPANY OF NEW YORK under the Indenture.

     (8) The resignations of THE FIRST NATIONAL BANK OF CHICAGO as Trustee and Paying Agent (Chicago) and of FIRST CHICAGO TRUST COMPANY OF NEW YORK as Paying Agent (New York) under the Indenture, and the appointments of CITIBANK, N.A. as Trustee and Paying Agent (New York) and LaSALLE NATIONAL BANK as Paying Agent (Chicago) under the Indenture, together with all other obligations specified herein, shall take effect as of the close of business on October 1, 1991.

     (9) The Company's debt securities issued under the Indenture together with the amount of such debt securities outstanding as of October 1, 1991, are set forth on Schedule A hereto.

IN WITNESS WHEREOF the parties hereto have executed this instrument and have caused their corporate seals to be hereunto affixed and have caused the execution hereof to be attested, as of the day and year first above written.


                              CATERPILLAR INC.

                              By /s/ C. E. Rager
                              Title:  Vice President and
                                         Chief Financial Officer
[SEAL]
Attest:
/s/ Sona L. Holt
Title:  Assistant Secretary

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By /s/ Ronald Brumer
                              Title:  Vice President
[SEAL]
Attest:
/s/__________________
Title:  Assistant Vice President


                              FIRST CHICAGO TRUST COMPANY
                                OF NEW YORK
                              By /s/ Steven Wagner
                              Title:  Vice President


[SEAL]

Attest:

/s/ Tim Marshall
Title:  Trust Officer

                                   CITIBANK, N.A.

                              By  /s/ Irene Teutonico
                              Title:  Senior Trust Office

[SEAL]

Attest:

/s/ Pam J. Cote
Title:  Senior Trust Office

                             LaSALLE NATIONAL BANK

                             By  /s/ Sarah H. Webb
                             Title:  Vice President

[SEAL]

Attest:

/s/_______________
Title:  Assistant Secretary

STATE OF ILLINOIS)
                 )SS.
COUNTY OF PEORIA )

     On the 23rd day of September, 1991, before me personally came C. E. Rager, to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Chief Financial Officer of Caterpillar Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                         /s/ Patricia L. Audo
                         Notary Public, State of Illinois
                         Official Seal

STATE OF ILLINOIS)
                 )SS.
COUNTY OF COOK   )

     On the 17th day of September, 1991, before me personally came Ronald Brumer, to me known who, being by me duly sworn, did depose and say that he is Vice President of The First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                         /s/ Eydie A. Wrobel
                         Notary Public, State of Illinois
                         Official Seal



STATE OF ILLINOIS)
                 )SS.
COUNTY OF COOK   )

     On the 17th day of September, 1991, before me personally came Steven Wagner, to me known who, being by me duly sworn, did depose and say that he is Vice President of The Chicago Trust Company of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                         /s/ Eydie A. Wrobel
                         Notary Public, State of Illinois
                         Official Seal


STATE OF NEW YORK  )
                   )SS
BOROUGH OF NEW YORK)

     On the 19th day of September, 1991, before me personally came Irene Teutonico, to me known, who, being by me duly sworn, did depose and say that she is Senior Trust Officer of Citibank, N.A., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

                         /s/ Enzo l. Carbocci
                         Notary Public, State of New York
                         Official Seal


STATE OF ILLINOIS)
                 )SS
COUNTY OF COOK   )

     On the 24th day of September, 1991, before me personally came Sarah H. Webb, to me known, who, being by me duly sworn, did depose and say that she is Vice President of LaSalle National Bank, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

                         /s/ Ruby J. Murchison
                         Notary Public, State of Illinois
                         Official Seal

SCHEDULE A


Caterpillar Inc. Debt Securities Issued
Under the Indenture Dated as of May 1, 1997



                                                       Amount
                                                       Outstanding
                                                       as of
     Debt Issue                                        October 1, 1991


10-1/8%  Debentures due June 1, 2017                    $100,000,000

 9-3/8%  Notes due December 1, 1993                     $100,000,000

 9-3/4%  Sinking Fund Debentures due June 1, 2019       $300,000,000

 9-3/8%  Notes due July 15, 2000                        $150,000,000

 9-1/8%  Notes due December 15, 1996                    $150,000,000

 9-3/8%  Debentures due March 15, 2021                  $250,000,000

 9%      Debentures due April 15, 2006                  $250,000,000

 9-3/8%  Notes due July 15, 2001                        $200,000,000

 9-3/8%  Debentures due August 15, 2011                 $150,000,000